UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2025

Stryker Corporation

(Exact name of Registrant as Specified in Its Charter)

Michigan	001-13149	38-1239739
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1941 Stryker Way Portage, Michigan	49002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (269) 385-2600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.10 Par Value	SYK	New York Stock Exchange
2.125% Notes due 2027	SYK27	New York Stock Exchange
3.375% Notes due 2028	SYK28	New York Stock Exchange
0.750% Notes due 2029	SYK29	New York Stock Exchange
2.625% Notes due 2030	SYK30	New York Stock Exchange
1.000% Notes due 2031	SYK31	New York Stock Exchange
3.375% Notes due 2032	SYK32	New York Stock Exchange
3.625% Notes due 2036	SYK36	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Stryker Corporation (the “Company”) announced on January 28, 2025 that Glenn S. Boehnlein has decided to retire from his role as Vice President, Chief Financial Officer of the Company effective April 1, 2025 and that Preston W. Wells, who currently serves as Vice President, Group Chief Financial Officer for Orthopaedics, has been promoted to Vice President, Chief Financial Officer of the Company effective April 1, 2025.

There are no arrangements or understandings between Mr. Wells and any person pursuant to which Mr. Wells was selected as an officer, and no family relationships exist between Mr. Wells and any director or executive officer of the Company. Mr. Wells is not a party to any transaction to which the Company is or was a participant and in which Mr. Wells has a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

Biographical Information

Mr. Wells, age 48, has been Vice President, Group Chief Financial Officer of Orthopaedics at the Company since July 2022. Prior to that, he was Vice President, Investor Relations from June 2020 to July 2022, Vice President, Financial Planning & Analysis from June 2016 to June 2020 and Senior Director, Finance from October 2015 to June 2016. Before joining the Company, Mr. Wells had 17 years of accounting and financial management experience, holding finance leadership roles at Dialight Corporation and Johnson & Johnson. Mr. Wells graduated from Bucknell University with a bachelor’s degree in accounting and earned an MBA in Supply Chain Management from Lehigh University.

Transition Agreement with Mr. Boehnlein

Mr. Boehnlein has entered into a Transition Agreement with the Company pursuant to which he will continue to be employed as Advisor to the Chief Executive Officer from April 1, 2025 until March 31, 2026 (the “Advisory Period”). During the Advisory Period, Mr. Boehnlein will continue to receive base salary at his current annual rate of $800,000, and he will continue to be eligible to receive a 2025 incentive bonus with a target bonus percentage of 100% of his annual salary subject to the terms of the applicable bonus plan. In addition, Mr. Boehnlein will be entitled to receive an Advisory Period incentive bonus in the amount of $215,000, provided he remains employed in the advisory capacity through March 31, 2026 and continues to support the transition of his roles and responsibilities. Mr. Boehnlein’s outstanding equity awards will be governed under the existing terms and conditions of the underlying award agreements and applicable long-term incentive plan, and he will not be eligible to receive any new equity awards during the term of his Advisory Period.

Letter Agreement with Mr. Wells

Pursuant to the letter agreement establishing Mr. Wells’s compensation in his new role, Mr. Wells’s annualized base salary rate will increase to $725,000 effective April 1, 2025. Mr. Wells’s bonus target will be 85% of his annual base salary, prorated for 2025 based on the portion of the year that he serves as Vice President, Chief Financial Officer and determined based on the applicable plan terms. In addition, a recommendation will be made to the Compensation and Human Capital Committee of the Board of Directors of the Company to approve awards to Mr. Wells under the Company’s long-term incentive plan in February 2025. The awards would have an aggregate target value equal to approximately $3,000,000, comprised of 40% stock options (vesting 20% on each of the first five anniversary dates of the grant date) and 60% performance stock units (vesting on March 21 of the year following a three-year performance cycle, subject to the achievement of pre-established performance goals).

The summary descriptions of the Transition Agreement with Mr. Boehnlein and the letter agreement with Mr. Wells contained in this Current Report on Form 8-K do not purport to be complete and are qualified in their entirety by, and should be read in conjunction with, the complete text of such agreements that are filed as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On January 28, 2025, Stryker issued a press release announcing the transition described in Item 5.02 above, which is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be incorporated by reference into any filing of the Company, whether made before, on, or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Transition Agreement, dated January 24, 2025, between Stryker Corporation and Glenn S. Boehnlein.

10.2	Letter Agreement, dated January 27, 2025, between Stryker Corporation and Preston Wells.

99.1	Press Release dated January 28, 2025.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRYKER CORPORATION
(Registrant)

Dated: January 28, 2025	By:	/s/ Tina S. French
	Name:	Tina S. French
	Title:	Corporate Secretary